                                  EXHIBIT 3.3

            ARTICLES OF INCORPORATION OF THE REGISTRANT, AS AMENDED

                                  EXHIBIT 3.3

                                STATE OF ALASKA
                DEPARTMENT OF COMMERCE AND ECONOMIC DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

                                  CERTIFICATE
                                       OF
                                   AMENDMENT
                              BUSINESS CORPORATION

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that Articles of Amendment to the Articles of Incorporation, duly signed and verified pursuant to the provisions of the Alaska Corporations Code, have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of

                             GLOBAL RESOURCES, INC.

and attaches hereto the original copy of the Articles of Amendment changing the corporate name to

                             GLOBAL OUTDOORS, INC.


                          IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on

                          JULY 23, 1996.

                          /s/ William L. Hensley
                          -----------------------
                          William L. Hensley

                          COMMISSIONER OF COMMERCE
                          AND ECONOMIC DEVELOPMENT

                         THIRD CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                             GLOBAL RESOURCES, INC.


        We the undersigned as President and Assistant Secretary of Global Resources, Inc., an Alaska corporation, do hereby certify:

        That the Board of Directors of said corporation pursuant to unanimous actions in lieu of a meeting taken on June 5, 1996 and July 19, 1996, and the shareholders of the corporation pursuant to the Annual Meeting of shareholders held on July 16, 1996, adopted resolutions to amend the Articles of Incorporation as follows:

        Article I of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:

                                   "ARTICLE I

                                      NAME

        The name of this Corporation is Global Outdoors, Inc."

        The number of shares of Common Stock of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation on July 16, 1996 was 4,103,551. On July 16, 1996, 3,475,696 shares of Common Stock voted for the foregoing amendment, 8,272 shares of Common Stock voted against the foregoing amendment and 2,162 shares of Common Stock abstained from voting on the foregoing amendment.

        Article IV of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:

                                  "ARTICLE IV

                               AUTHORIZED SHARES

        The aggregate number of shares which the corporation shall have authority to issue is divided into two classes of stock as follows:

        One class of stock is Common Stock, of which the Corporation shall have the authority to issue 50,000,000 shares, par value $.02 per share.

        The other class of stock is Preferred Stock, of which the corporation shall have authority to issue 10,000,000 shares, par value $0.001 per share. Preferences, limitations and other matters regarding the Preferred Stock shall be prescribed by the Board of Directors."

        The number of shares of Common Stock of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation on July 16, 1996 was 4,103,551. On July 16, 1996, 3,467,937 shares of Common Stock voted for the foregoing amendment, 18,392 shares of Common Stock voted against the foregoing amendment and 2,825 shares of Common Stock abstained from voting on the foregoing amendment.

        Article VI of the Company's Articles of Incorporation shall be amended to read in its entirely as follows:

                                  "ARTICLE VI

                                   DIRECTORS

        The authorized number of directors of this corporation shall be no less than three (3) nor more than seven (7), with the exact number of directors to be fixed by the board of directors."

        The number of shares of Common Stock of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation on July 16, 1996 was 4,103,551. On July 16, 1996, 3,483,332 shares of Common Stock voted for the foregoing amendment, 658 shares of Common Stock voted against the foregoing amendment and 144 shares of Common Stock abstained from voting on the foregoing amendment.

                                Signed by:  /s/ Perry Massie
                                          -----------------------------
                                           Perry T. Massie,
                                           President

                                            /s/ Richard K. Dickson II
                                          -----------------------------
                                           Richard K. Dickson II,
                                           Assistant Secretary

STATE OF CALIFORNIA )
                    )
COUNTY OF ORANGE    )

        On 19 July 96, Richard Dickson II personally appeared before me, a Notary public, Richard K. Dickson II who acknowledged that he executed the above instrument.


[NOTARY PUBLIC SEAL]                      /s/  Ralph Ellsworth Denney
                                          ---------------------------
                                            Notary Public